Exhibit 99.2

                  Certification of the Chief Financial Officer
                          Pursuant to 18 U.S.C. ss.1350

I, the undersigned Chief Financial Officer of Haemacure Corporation (the "Company"), hereby certify, based on my knowledge, that the Annual Report on Form 20-F of the Company for the year ended October 31, 2001 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James Roberts
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James Roberts
February 20, 2003